Exhibit 10.2
                                AMENDMENT TO THE
                           NAPRO BIOTHERAPEUTICS, INC.
                             1993 STOCK OPTION PLAN

         1.       Plan Sponsor:  NaPro BioTherapeutics, Inc.

         2. Amendment of Plan: The following Amendment to the NaPro BioTherapeutics, Inc. 1993 Stock Option Plan (the "Plan") is adopted, effective December 16, 2000:

         Section 9 of the Plan regarding Exercise Price and Consideration shall be amended by adding at the end thereof the following new subsection
         (e):

                  (e) Notwithstanding anything in the Plan to the contrary, effective December 16, 2000, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of the Company's shareholders, the Board shall not grant any Option with an exercise price that is less than 100% of the fair market value per Share on the date of grant or reduce the exercise price of any Option granted under the Plan.

         3. Terms and Conditions of Plan. Except for the above amendments, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

         4.       Execution.   The Plan sponsor  has executed this Amendment as
of the 11th day of December, 2000.

            NAPRO BIOTHERAPEUTICS, INC.
            Plan Sponsor
            By:      /s/ Gordon Link
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            Title:   VP, Chief Financial Officer
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